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                                                                    EXHIBIT 23.3

The Board of Directors and Stockholder
United Refining Company:

         We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG Peat Marwick LLP




Pittsburgh, PA
September 5, 1997